Exhibit 10.53

Execution Copy

FIFTH AMENDMENT TO

SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (“Amendment”) is entered into as of December 21, 2011, by and among The Princeton Review, Inc. (“TPR”), Penn Foster, Inc. (“PF”; and together with TPR, collectively, the “Issuer”), the Guarantors party hereto, and the Purchasers party hereto (the “Purchasers”).

RECITALS

A. The Issuer, other Loan Parties signatory thereto, and the Purchasers signatory thereto from time to time are parties to that certain Senior Subordinated Note Purchase Agreement, dated as of December 7, 2009, as amended by that certain First Amendment to Senior Subordinated Note Purchase Agreement dated as of April 23, 2010, that certain Second Amendment and Joinder to Senior Subordinated Note Purchase Agreement dated as of August 6, 2010, that certain Third Amendment to Senior Subordinated Note Purchase Agreement, dated as of March 9, 2011 and that certain Fourth Amendment to Senior Subordinated Note Purchase Agreement, dated as of November 9, 2011 (the “NPA”).

B. The Issuer and the Purchasers desire to amend the NPA in certain respects and the Issuer and Purchasers have agreed to amend the NPA, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1. Amendment to Section 1.1. Section 1.1 of the NPA is amended by inserting the following definitions in the appropriate alphabetical order:

“Controlled Term A Account” means that certain deposit account of the Issuer with JPMorgan Chase Bank, N.A. and numbered 428337153, which at all times shall be subject to a deposit account control agreement in favor of the Falcon II Purchasers in form and substance reasonably satisfactory to the Falcon II Purchasers.

“Falcon II Purchaser” means each of Falcon Mezzanine Partners II, LP and FMP II Co-Investment, LLC, and “Falcon II Purchasers” means both of them; for the avoidance of doubt, each Falcon II Purchaser is also a “Purchaser” for all purposes under this Agreement.

“Fifth Amendment” means the Fifth Amendment to Senior Subordinated Note Purchase Agreement, by and among the Issuer, the Guarantors party thereto, and the Purchasers party thereto, dated as of the Fifth Amendment Effective Date.

“Fifth Amendment Effective Date” means December 21, 2011

“Third Amendment to Senior Credit Agreement” means that certain Third Amendment to the Senior Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among the Issuer, the guarantors party thereto, the Senior Credit Agent and the lenders named therein.

2. Amendment to Section 2.1. Section 2.1 of the NPA is amended by replacing such Section 2.1 in its entirety with the following:

Section 2.1 The Notes.

The Issuer (i) authorized and issued its senior subordinated notes, on the Closing Date, in the aggregate original principal amount of $51,020,408.00, in the form set forth as Exhibit B attached hereto (the “Term B Notes”) and (ii) has authorized, on the Fourth Amendment Effective Date, the issuance of its senior secured notes from time to time during the Term A Notes Availability Period, in the aggregate original principal amount of $5,000,000, in the form set forth as Exhibit B-2 attached hereto (the “Term A Notes”; the Term A Notes and Term B Notes together, each referred to herein individually as a “Note” and collectively as the “Notes”, which terms shall also include any notes delivered in exchange therefor or replacement thereof).

3. Amendment to Section 2.2. The second paragraph of Section 2.2 of the NPA is amended by replacing such paragraph in its entirety with the following:

Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, (a) each Purchaser that is not a Falcon II Purchaser agrees, severally and not jointly, subject to the conditions of Section 3.2, to purchase one or more Term A Notes from the Issuer from time to time (each such date, a “Term A Notes Issue Date”) such Purchaser’s pro rata share of the Term A Notes issued on such Term A Notes Issue Date in an aggregate amount up to such Purchaser’s Term A Commitment and (b) each Falcon II Purchaser agrees, severally and not jointly, (i) to provide funds for the purchase of Term A Notes in the full amount of its Term A Commitment on the Fifth Amendment Effective Date by funding the purchase price of such Term A Notes into the Controlled Term A Account, provided that such Term A Notes shall not be deemed to be issued for any purpose under this Agreement (and shall not accrue interest or incur fees or other premiums) until issued by the Issuer on the applicable Term A Notes Issue Date as described in the following clause (ii), and (ii) subject to the conditions of Section 3.2, to purchase one or more Term A Notes from the Issuer on each Term A Notes Issue Date such Purchaser’s pro rata share of the Term A Notes issued on such Term A Notes Issue Date and to instruct the disbursement of the purchase price of such Term A Notes from the Controlled Term A Account to the Issuer on such Term A Notes Issue Date, in an aggregate amount up to such Purchaser’s Term A Commitment. Each Term A Note shall be purchased at a closing to be held at a location as agreed to by the Issuer and the Purchasers on the applicable Term A Notes Issue Date. On each Term A Notes Issue Date, the Issuer will issue to each Purchaser a Term A Note in the amount specified in the applicable Term A Notes Issuance Request, in an aggregate principal amount up to the amount set forth under the caption “Term A Commitment” for such Purchaser on Schedule II, receipt of immediately available funds by wire transfer to an account or accounts designated by the Issuer prior to the Term A Notes Issue Date (or in such other manner as is set forth on Schedule II). All outstanding Term A Commitments shall terminate on the earlier to occur of (i) the date that the Term A Notes have been issued in an aggregate amount equal to the aggregate Term A Commitments, or (ii) the expiration of the Term A Notes Availability Period. Any amount of principal which is repaid may not be reborrowed.

4. Amendment to Section 2.7(a)(i). Section 2.7(a)(i) of the NPA is hereby amended and restated in its entirety with the following:

(i) Subject to Section 2.7(c), the principal amount of the Term B Notes and all other outstanding Obligations relating thereto shall bear interest from the Closing Date until the Term B Notes are paid in full in cash at a fixed rate of 17.5% per annum, of which (i) 13% shall be paid in arrears in cash (“Cash Interest”) on each Interest Payment Date, and (ii) 4.50% shall be paid-in-kind (“PIK Interest”) or, at Issuer’s option exercisable upon not less than five (5) days notice to Purchasers, in cash, on each Interest Payment Date; provided, that, notwithstanding the foregoing, from and including October 1, 2011 through and including March 31, 2013, the principal amount of the Term B Notes and all other outstanding Obligations relating thereto shall bear interest at a fixed rate of 18.5% per annum, of which the full 18.5% shall be PIK Interest. PIK Interest shall be added to the principal amount of the Term B Notes on the applicable Interest Payment Date and shall thereafter constitute principal for all purposes under this Agreement. The amount of any Term B Note which is increased by the addition of PIK Interest may be evidenced by a writing executed only by the Purchaser holding such Term B Note, which writing shall be deemed to be correct absent manifest error. Accrued interest on the principal of any Term B Note shall be payable in cash on the date such principal becomes due and owing, whether on the Term B Notes Maturity Date, upon earlier prepayment, upon acceleration, or otherwise.

5. Amendment to Section 2.9(c). Section 2.9(c) of the NPA is amended by deleting the “.” that appears at the end thereof and inserting in its place the following:

; provided, that, notwithstanding anything to the contrary in this Section 2.9(c) or in any other provision of this Agreement, upon (x) the termination of the Term A Notes Availability Period or (y) the occurrence and during the continuance of a Triggering Event of Default all cash in the Controlled Term A Account shall be paid over directly to the Falcon II Purchasers and shall not be applied ratably to all Purchasers to the extent that such cash balance does not exceed the amount of cash funded into the Controlled Term A Account by the Falcon II Purchasers minus any amounts distributed to the Issuer from such account as the purchase price of Term A Notes issued by the Issuer.

6. Amendment to Section 2.9(d). Section 2.9(d) of the NPA is amended by inserting the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Section 2.9(d) or in any other provision of this Agreement, upon (x) the termination of the Term A Notes Availability Period or (y) the occurrence and during the continuance of a Triggering Event of Default all cash in the Controlled Term A Account shall be paid over directly to the Falcon II Purchasers and shall not be applied ratably to all Purchasers to the extent that such cash balance does not exceed the amount of cash funded into the Controlled Term A Account by the Falcon II Purchasers minus any amounts distributed to the Issuer from such account as the purchase price of Term A Notes issued by the Issuer.

7. Amendment to Section 8.2(f). Section 8.2(f) of the NPA is hereby amended and restated in its entirety with the following:

(f) Liens in favor of the Falcon II Purchasers on the cash balance of the Controlled Term A Account in an amount not to exceed the amount of cash funded into the Controlled Term A Account by the Falcon II Purchasers minus any amounts distributed to the Issuer from such account as the purchase price of Term A Notes issued by the Issuer. The Issuer shall not permit the cash balance of the Controlled Term A Account to exceed the amount of cash funded into the Controlled Term A Account by the Falcon II Purchasers plus all interest thereon minus any amounts distributed to the Issuer from such account as the purchase price of Term A Notes issued by the Issuer;

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Purchasers hereunder, it is understood and agreed that this Amendment shall not become effective, and the Issuer shall have no rights under this Amendment, until the Purchasers shall have received each of the following:

(a) duly executed signature pages to this Amendment from the Required Purchasers, the Issuer, and each Loan Party;

(b) a fully executed copy of the Third Amendment to the Senior Credit Agreement, which shall be in full force and effect on the date hereof and shall be in form and substance reasonably satisfactory to the Required Purchasers; and

(c) payment in full in cash of all reasonable and documented out-of-pocket fees and expenses of the Purchasers owing as of the date hereof, including all reasonable fees and expenses of counsel to the Purchasers.

C. REPRESENTATIONS

Each Loan Party hereby represents and warrants to the Purchasers that:

1. The execution, delivery and performance by such Loan Party of this Amendment (a) are within such Loan Party’s corporate or similar powers and, at the time of execution hereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities); (b) do not (i) contravene such Loan Party’s Constituent Documents, (ii) violate any applicable material Requirement of Law, (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Related Documents or Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or constitute a conflict, breach, default or termination or acceleration event under, any Loan Document or (iv) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries; and (c) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than those that, if not obtained, would not, in the aggregate, have a Material Adverse Effect.

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

3. Both before and after giving effect to this Amendment, the Third Amendment to the Senior Credit Agreement and the transactions contemplated hereby and thereby, no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the NPA and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the NPA, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the NPA as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the NPA as modified and amended hereby.

2. Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Issuer of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the NPA as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Issuer to the Purchasers or any other obligation of the Issuer, or any actions now or hereafter taken by the Purchasers with respect to any obligation of the Issuer, the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

3. Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens on Collateral to which UCC Article 9 is applicable, granted to the Purchasers under the NPA and the other Loan Documents are in full force and effect, are properly perfected to the extent which a security interest may be perfected by the filing of a financing statement and are enforceable in accordance with the terms of the NPA and the other Loan Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the NPA, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Issuer to the Purchasers. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the NPA, nor constitute a waiver of any provision of the NPA. This Amendment shall constitute a Loan Document for all purposes of the NPA.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the NPA and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Issuer agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Purchasers in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable and documented out-of-pocket costs expenses of outside counsel for the Purchasers with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11. Release. Each Loan Party hereby releases, acquits, and forever discharges each of the Purchasers, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Purchasers, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Purchaser may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Purchasers existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the NPA or the other of the Loan Documents, other than claims, liabilities or obligations caused by any Purchaser’s own gross negligence or willful misconduct. The provisions of this paragraph shall be binding upon each Loan Party and shall inure to the benefit of the Purchasers and their respective heirs, executors, administrators, successors and assigns

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

ISSUER:

THE PRINCETON REVIEW, INC.
AS ISSUER

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: EVP and CFO

PENN FOSTER, INC.
AS ISSUER

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: Vice President and Treasurer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

OTHER LOAN PARTIES:

PRINCETON REVIEW OPERATIONS, L.L.C. AS GUARANTOR

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: Vice President and Treasurer

THE PRINCETON REVIEW OF ORANGE COUNTY, LLC AS GUARANTOR

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: Vice President and Treasurer

PENN FOSTER EDUCATION GROUP, INC. AS GUARANTOR

By:	/s/ Christian G. Kasper
Name: Christian G. Kasper
Title: Vice President and Treasurer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

PURCHASERS:

SANKATY CREDIT OPPORTUNITIES IV, L.P., as a PURCHASER

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Authorized Signatory

SANKATY CREDIT OPPORTUNITIES II, L.P., as a PURCHASER

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Authorized Signatory

SANKATY CREDIT OPPORTUNITIES III, L.P., as a PURCHASER

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Authorized Signatory

SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P., as a PURCHASER

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

FALCON STRATEGIC PARTNERS III, LP, as a PURCHASER

By: Falcon Strategic Investments III, LP, its general partner

By: Falcon Strategic Investments GP III, LLC, its general partner

By:	/s/ John S. Schnabel
Name: John S. Schnabel
Title: Director

FALCON MEZZANINE PARTNERS II, LP, as a PURCHASER

By: Falcon Mezzanine Investments II, LLC, its general partner

By:	/s/ John S. Schnabel
Name: John S. Schnabel
Title: Vice President

FMP II CO-INVESTMENT, LLC, as a PURCHASER

By:	/s/ John S. Schnabel
Name: John S. Schnabel
Title: Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT]